EXHIBIT 10.8

                                MERGER AGREEMENT

                                  BY AND AMONG

                         GO2PHARMACY.COM, INC. (Florida)

                                       AND

                        GO2PHARMACY.COM, INC. (Delaware)





                            Dated as of June 26, 2000
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   MERGER AGREEMENT, dated as of June 26, 2000 (the "Agreement"), by and among
go2pharmacy.com, Inc., a corporation existing under the laws of Florida (the "Purchaser"), go2pharmacy.com, Inc., a corporation existing under the laws of Delaware (the "Company"), and Dynamic Health Products, Inc., a corporation existing under the laws of Florida ("Dynamic").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Purchaser wishes to acquire the Company by Merger (the "Merger");

                  WHEREAS, the stockholders of the Company wish to have the Company merge with and into Purchaser upon, under and subject to certain terms and conditions agreed upon by and among the parties as hereinafter set forth; and

                  WHEREAS, Dynamic owns all of the issued and outstanding capital stock of Purchaser.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   Article I
                                     MERGER

                  1.1 Surviving Corporation.

                           The parties hereto agree in accordance with the
provisions of this Agreement and the Florida Business Corporation Act ("FBCA"), at the Effective Date (as defined in Section 1.6), the Company shall be merged with and into the Purchaser, and the Purchaser shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida. At the Effective Date the separate existence of the Company shall cease.
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                  1.2 Effect of the Merger.

                           In accordance with the provisions of this Agreement
and the FBCA, at the Effective Date, all the property, real, personal and mixed of each of the constituent corporations and all debts due on whatever account to any of them, including subscriptions to shares and other choses in action belonging to either of them, shall be taken and deemed to be transferred and vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible for all the liabilities and obligations of the constituent corporations, but the liabilities of the constituent corporations or their shareholders, directors or officers shall not be affected, nor shall the rights of the creditors thereof or of any persons dealing with the constituent corporations, or any liens upon the property of such corporations, be impaired by the Merger and any claim existing or action or proceeding pending by or against any of the constituent corporations may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Corporation may be proceeded against or substituted in its place.

                  1.3 Articles of Incorporation.

                           The Articles of Incorporation of the Purchaser, as in
effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

                  1.4 By-Laws.

                           The By-Laws of the Purchaser, as in effect
immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until amended as therein provided.

                  1.5 Directors and Officers.

                           At the Effective Time, the Board of Directors shall
consist of seven members. The members of the Board shall be Jugal K. Taneja, Mihir K. Taneja, Kotha S. Sekharam, Joseph Zappala, Bartholomew Lawson, David Dalton and George L. Stuart, Jr.. Mihir K. Taneja will be the Chief Executive Officer and Carol Dore-Falcone will be the Chief Financial Officer of the Purchaser as of the Effective Date. Each of the foregoing to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

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                  1.6 Effective Date.

                           The Merger shall become effective on the date of
filing of the Articles of Merger with the Department of State of the State of Florida in accordance with the FBCA (the "Effective Date"), which shall occur concurrently with the closing of the Surviving Corporation's initial public offering.

                  1.7 Additional Actions.

                           If, at any time after the Effective Date, the
Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney, coupled with an interest, to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                  1.8 Tax Consequences.

                           It is intended that the Merger shall constitute a
tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

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                                   Article II
                              CONVERSION OF SHARES

                  2.1 Conversion of the Company's Common Stock.

                           Each of the 3,000,000 shares of the Company's
outstanding common stock, $.01 par value per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into and exchangeable for one share of the Purchaser's common stock, $.01 par value per share ("Purchaser Common Stock"). From and after the Effective Date, each outstanding certificate theretofore representing shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of Purchaser Common Stock.

                  2.2 Exchange of Shares.

                           (a) Upon surrender of a certificate of Company Common
Stock ("Certificate") for cancellation to the Purchaser or to such agent or agents as may be appointed by the Purchaser, together with such letter of transmittal as may be required, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that same number of shares of Purchaser Common Stock and the Certificate so surrendered shall forthwith be cancelled.

                           (b) After the Effective Date there shall be no
transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing shares of Purchaser Common Stock as provided in this Section 2.

                           (c) The Purchaser Common Stock issuable to
stockholders of the Company has not been registered under the Securities Act of 1933, as amended (the "Act") or any

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state securities acts and is issued in reliance upon certain exemptions contained in federal and state securities laws. There are substantial restrictions on the transferability of the Purchaser Common Stock.

                           (d) Each certificate representing the shares of
Purchaser Common Stock issuable hereunder and any other securities issued in respect of the shares of Purchaser Common Stock, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the shares of Purchaser Common Stock evidenced by such certificate shall have been registered under the Act) also be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                  Article III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                           The Company hereby represents and warrants to the
Purchaser that:

                  3.1 Organization and Good Standing.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and

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(ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a material adverse effect on the business, assets or financial condition of Company and its subsidiaries taken as a whole ("Material Adverse Effect").

                  3.2 Authorization of Agreement.

                  The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (collectively, the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Effective Date, duly and validly executed and delivered by each the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3.3 Capitalization.


                  (a) The authorized capital stock of the Company consists of 24,000,000 shares of Common Stock, $.01 par value. As of the date hereof, there are 3,015,000 shares of Common


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Stock issued and outstanding. All of the issued and outstanding shares of Common
Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                  (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which any the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. The Company is not a party to any voting trust or other voting agreement with respect to any of the shares of Company Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

                  3.4 Subsidiaries. The Company has no subsidiaries.

                  3.5 Corporate Records.

                  (a) The Company has delivered to the Purchaser true, correct and complete copies of the certificate of incorporation and by-laws of the Company. At or prior to the Effective Time, the Company will deliver to the Purchaser copies of the certificates of incorporation of the Company (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and the by-laws (certified by the secretary, assistant secretary or other appropriate officer).

                  (b) The minute book of the Company previously made available to the Purchaser contains complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. Before the Effective Date, true, correct and complete copies of the stock certificate book and

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stock transfer ledger of the Company will be made available to the Purchaser.
All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

                  3.6 Conflicts; Consents of Third Parties.

                  (a) None of the execution and delivery by the Company of this Agreement and the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company;
(ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound; or (iv) result in the creation of any lien, charge or encumbrance upon the properties or assets of the Company except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents, or the compliance by the Company with any of the provisions hereof or thereof.

                  3.7 Ownership and Transfer of Shares.

                  To the knowledge of the Company, each of the stockholders of the Company (each, a "Seller") is the record and beneficial owner of the shares of Company Common Stock

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indicated as being owned by such Seller on Schedule 3.7, free and clear of any and all liens, charges or encumbrances of any kind or nature ("Liens").

                  3.8 Financial Statements.

                  The Company has delivered to the Purchaser copies of its audited balance sheet as of March 31, 2000, and the related audited statement of income and cash flows for the period from February 18, 2000 (date of inception) to March 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP and present fairly the financial position, results of operations and cash flows of the Company as at the dates and for the period indicated.

                  3.9 No Undisclosed Liabilities.

                  The Company does not have any indebtedness, obligations, guarantees or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Financial Statements or in the notes thereto in accordance with GAAP which are not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto or which were not incurred in the ordinary course of business since the date of the Financial Statements.

                  3.10 Intentionally omitted.

                  3.11 Taxes.

                  (a) Except as set forth on Schedule 3.11, (A) all federal, state, local, sales, use or other tax returns of any kind or nature ("Tax Returns") required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing

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authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all amounts shown on such Tax Returns (including interest and penalties) as due from the Company ("Taxes") have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided for in the Company's financial statements with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (b) The Company does not presently have any employees, and since its date of incorporation, has never employed any persons.

                  (c) Purchaser has received complete copies of (A) all material federal, state, local and foreign income or franchise Tax Returns of the Company relating to the taxable periods since its date of incorporation, and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Company.

                  (d) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the

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same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                  (e) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

                  3.12 Real Property. The Company does not own, lease or otherwise control any real property.

                  3.13 Tangible Personal Property. The Company does not own, lease or otherwise control any tangible personal property.

                  3.14 Intangible Property.

                  Schedule 3.14 contains a complete and correct list of each URL, patent, trademark, trade name, service mark and copyright owned or used by Company, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on
Schedule 3.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and, to the knowledge of the Company, is not the subject of any challenge. There have been no claims made and the Company has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and the Company has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright,

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know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof.

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

                  3.15 Material Contracts.

                  Schedule 3.15 sets forth all of the contracts to which the Company is a party or by which it is bound (collectively, the "Material Contracts"). There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Material Contracts. All of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company is not in default in any material respect under any Material Contracts, nor, to the knowledge of the Company, is any other party to any Material Contract in default thereunder in any material respect.

                  3.16 Litigation.

                  There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Company, overtly threatened against the Company, or against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Company, is there any reasonable basis for any such action, proceeding, or investigation.

                  3.17 Compliance with Laws; Permits.

                  The Company is in compliance with all laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties

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(including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.18 Insurance.

                  The Company does not maintain any insurance.

                  3.19 Receivables; Payables.

                  (a) The Company has no accounts receivable as of the date hereof.

                  (b) All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof will be paid prior to the Effective Date.

                  3.20 Banks.

                  Schedule 3.20 contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company.

                  3.21 No Misrepresentation.

                  No representation or warranty of the Company contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Company to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits

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to state a material fact necessary to make the statements contained herein or therein not misleading.

                  3.22 Financial Advisors.

                  No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.


                                   Article IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                                   AND DYNAMIC


                  4.1 Organization and Good Standing.

                  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Purchaser is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a Material Adverse Effect.

                  4.2 Authorization of Agreement.

                  The Purchaser has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the

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consummation of the transactions contemplated by this Agreement (collectively, the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Purchaser Documents will be at or prior to the Effective Date, duly and validly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3 Capitalization.

                  (a) The authorized capital stock of the Purchaser consists of 24,000,000 shares of Purchaser Common Stock, $.01par value, and 6,000,000 shares of blank check preferred stock ("Preferred Stock"). As of the date hereof, there are 3,015,000 shares of Common Stock and 150,000 shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of Purchaser Common Stock and Preferred Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                  (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which any the Purchaser is a party requiring, and there are no securities of the Purchaser outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Purchaser or other securities convertible into, exchangeable for or evidencing the right to

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subscribe for or purchase shares of capital stock or other equity securities of the Purchaser. The Purchaser is not a party to any voting trust or other voting agreement with respect to any of the shares of Purchaser Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Purchaser.

                  4.4 Subsidiaries. Schedule 4.4 hereto sets forth the name of each subsidiary of the Purchaser, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding. The Purchaser owns 100% of the issued and outstanding capital stock or equity interests of each Subsidiary. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Purchaser are owned by it free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, except as set forth in Schedule 4.4 hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a

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Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

                  4.5 Conflicts; Consents of Third Parties. None of the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Purchaser with any of the provisions hereof or thereof will
(i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Purchaser or any Subsidiary; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser or any Subsidiary is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser or any Subsidiary is bound; or (iv) result in the creation of any lien, charge or encumbrance upon the properties or assets of the Purchaser or any Subsidiary except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (a) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser or any Subsidiary in connection with the execution and delivery of this Agreement or the Purchaser Documents, or the compliance by the Purchaser with any of the provisions hereof or thereof.

                  4.6 Financial Statements.

                  The Purchaser has delivered to the Company copies of the audited balance sheets of the Purchaser and its Subsidiaries as at March 31, 1999 and 2000 and the related audited

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statements of income and of cash flows of the Purchaser and its Subsidiaries for the years then ended (such audited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Purchaser and its Subsidiaries without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Purchaser and its Subsidiaries as at the dates and for the periods indicated.

                  For the purposes hereof, the balance sheet of the Purchaser and its Subsidiaries as at March 31, 2000 is referred to as the "Balance Sheet" and March 31, 2000, is referred to as the "Balance Sheet Date".

                  4.7 No Undisclosed Liabilities.

                  Neither the Purchaser nor any Subsidiary has any indebtedness, obligations, guarantees or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which are not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or which were not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

                  4.8 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.8, since the Balance Sheet Date:

                           (i) there has not been any Material Adverse Change
nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                           (ii) there has not been any damage, destruction or
loss, whether or not covered by insurance, with respect to the property and assets of the Purchaser or any Subsidiary having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

                           (iii) there has not been any declaration, setting
aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any repurchase, redemption or other acquisition by the Purchaser or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Purchaser or any Subsidiary;

                           (iv) neither the Purchaser nor any Subsidiary has
awarded or paid any bonuses to employees of the Purchaser or any Subsidiary with respect to the fiscal year ended March 31, 2000, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Purchaser's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, Purchaser awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Purchaser and its Subsidiaries taken as a whole);

                           (v) there has not been any change by the Purchaser or
any Subsidiary in accounting or tax reporting principles, methods or policies;

                           (vi) neither the Purchaser nor any Subsidiary has
entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                           (vii) neither the Purchaser nor any Subsidiary has
failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                           (viii) neither the Purchaser nor any Subsidiary has
made any loans, advances or capital contributions to, or investments in, any officer, director, employee, affiliate (natural person or business entity) or relative of any of the foregoing (collectively, "Affiliate") or paid any fees or expenses to any Affiliate of the Purchaser;

                           (ix) neither the Purchaser nor any Subsidiary has
mortgaged, pledged or subjected to any lien, charge or encumbrance any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Purchaser or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                           (x) neither the Purchaser nor any Subsidiary has
discharged or satisfied any lien, charge or encumbrance, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser and its Subsidiaries taken as a whole;

                           (xi) neither the Purchaser nor any Subsidiary has
canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser and its Subsidiaries taken as a whole;

                           (xii) neither the Purchaser nor any Subsidiary has
made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $100,000 in the aggregate;

                           (xiii) neither the Purchaser nor any Subsidiary has
instituted or settled any material legal proceeding; and

                           (xiv) neither the Purchaser nor any Subsidiary has
agreed to do anything set forth in this Section 4.8.

                  4.9 Taxes.

                  (a) Except as set forth on Schedule 4.9, (A) all Tax Returns required to be filed by or on behalf of the Purchaser or any Subsidiary have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided for in the Purchaser's or the Subsidiary's financial statements with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) neither the Purchaser nor any Subsidiary has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (b) The Purchaser and each Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (c) The Company has received complete copies of (A) all material federal, state, local and foreign income or franchise Tax Returns of the Purchaser or any Subsidiary relating to the taxable periods since 1998, and
(B) any audit report issued within the last three years relating to Taxes due from or with respect to the Purchaser or any Subsidiary.

                  (d) Except as set forth on Schedule 4.9, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Purchaser or any Subsidiary have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Purchaser or any Subsidiary received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                  (e) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Purchaser or any Subsidiary.

                  4.10 Litigation.

                  Except as set forth in Schedule 4.10, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Purchaser or any Subsidiary, overtly threatened against the Purchaser or any of its Subsidiaries, or against any of the officers, directors or key employees of the Purchaser or any of its Subsidiaries with respect to their business activities on behalf of the Purchaser or any Subsidiary, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Purchaser or any Subsidiary, is there any reasonable basis for any such action, proceeding, or investigation.

                  4.11 Compliance with Laws; Permits.

                  (a) The Purchaser and each of its Subsidiaries is in compliance with all laws applicable to the Purchaser and its Subsidiaries or to the conduct of the business or operations of the Purchaser and its Subsidiaries or the use of their respective properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Purchaser and each of its Subsidiaries has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser and each of its Subsidiaries to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.12 Real Property. Schedule 4.12 sets forth a complete list of (i) all real property and interests in real property owned in fee by the Purchaser and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased by the Purchaser and its Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "Purchaser Property" and collectively as the "Purchaser Properties") as lessee or lessor. The Purchaser and its Subsidiaries have good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except Liens set forth on Schedule 4.12. The Purchaser Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Purchaser and its Subsidiaries and which are necessary for the continued operation of the business of the Purchaser and its Subsidiaries as the business is currently conducted. The Purchaser and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Purchaser nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Purchaser or any Subsidiary under any of the Real Property Leases.

                  4.13 Tangible Personal Property.

                  (a) Schedule 4.13 sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Purchaser or any of its Subsidiaries or to which the Purchaser or any of its Subsidiaries is a party or by which the properties or assets of the Purchaser or any of its Subsidiaries is bound. The Purchaser has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

                  (b) The Purchaser and each of its Subsidiaries have a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Purchaser or any of its Subsidiaries or, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

                  (c) The Purchaser and its Subsidiaries have good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, except those which would not have a Material Adverse Effect. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Purchaser and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                  (d) All of the items of tangible personal property used by the Purchaser and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                  4.14 Intangible Property.

                  Schedule 4.14 contains a complete and correct list of each URL, patent, trademark, trade name, service mark and copyright owned or used by Purchaser and/or its Subsidiaries, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and neither the Purchaser nor any Subsidiary has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Purchaser and each of its Subsidiaries possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and neither the Purchaser nor any of its Subsidiaries has forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof.

                  4.15 Material Contracts.

                  Schedule 4.15 sets forth all of the following contracts to which the Purchaser or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"): (i) contracts with any current officer or director or other Affiliate of the Purchaser or any of its Subsidiaries; (ii) contracts with any labor union or association representing any employee of the Purchaser or any of its Subsidiaries; (iii) contracts for the sale of any of the assets of the Purchaser or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (iv) joint venture agreements; (v) contracts relating to the acquisition by the Purchaser or any of its Subsidiaries of any operating business or the capital stock of any other person; (vi) contracts relating to the borrowing of money; or (vii) any other contracts, other than Real Property Leases, which involve the expenditure of more than $50,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Company, its affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on
Schedule 4.15, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Purchaser and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, neither the Purchaser nor any Subsidiary is in default in any material respect under any Material Contracts, nor, to the knowledge of the Purchaser or any Subsidiary, is any other party to any Material Contract in default thereunder in any material respect.

                  4.16 Employee Benefits.

                  (a) Schedule 4.16 sets forth a complete and correct list of
(i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Purchaser or any of its Subsidiaries or to which the Purchaser or any of its Subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Purchaser ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Purchaser or any of its Subsidiaries ("Pension Plans").

                  (b) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

                  4.17 Labor.

                  (a) Except as set forth on Schedule 4.17, neither the Purchaser nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Purchaser or any of its Subsidiaries. The Purchaser has delivered or otherwise made available to the Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 4.17, together with all amendments, modifications or supplements thereto.

                  (b) Except as set forth on Schedule 4.17, no employees of the Purchaser or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of the Purchaser or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Purchaser, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Purchaser or any of its Subsidiaries pending or, to the best knowledge of the Purchaser, threatened by any labor organization or group of employees of the Purchaser or any of its Subsidiaries.

                  (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of the Purchaser or any Subsidiary, threatened against or involving the Purchaser or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of the Purchaser or any Subsidiary, threatened by or on behalf of any employee or group of employees of the Purchaser.

                  4.18 Insurance.

                  Schedule 4.18 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Purchaser or any of its Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, all premiums have been paid and, neither the Purchaser nor any of its Subsidiaries is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Purchaser nor any of its Subsidiaries have received notice of a termination of any insurance policy

                  4.19 Inventories; Receivables; Payables.

                  (a) The inventories of the Purchaser and its Subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

                  (b) All accounts receivable of the Purchaser and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Purchaser and its Subsidiaries reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

                  (c) All accounts payable of the Purchaser and its Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

                  4.20 Customers and Suppliers. Schedule 4.20 sets forth a list of the ten largest suppliers of the Purchaser and its Subsidiaries and a Company representative has been informed of the ten largest customers of the Purchaser and its Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended March 31, 2000, disclosing the approximate total sales by the Purchaser and its Subsidiaries to each such customer and the approximate total purchases by the Purchaser and its Subsidiaries from each such supplier, during such period. Since the Balance Sheet Date, there has not been any Material Adverse Change in the business relationship of the Purchaser and its Subsidiaries with any customer or supplier listed on Schedule 4.20.

                  4.21 No Misrepresentation.

                  No representation or warranty of the Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.22 Financial Advisors.

                  No individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity (collectively, a "Person"), has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                    Article V
                                    COVENANTS

                  5.1 Access to Information.

                  The Company and the Purchaser agree that, prior to the Effective Date, each party shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the other party and its subsidiaries and such examination of the books, records and financial condition of the thereof as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances. No investigation prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of each party contained in this Agreement. In order that each party may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request, each party shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

                  5.2 Conduct of the Business Pending the Closing.

                  (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the other party to this Agreement, each party (including its subsidiaries) shall:

                           (i) conduct its business and that of its subsidiaries
only in the ordinary course consistent with past practice;

                           (ii) use its best efforts to (A) preserve its present
business operations, organization (including, without limitation, management and the sales force) and goodwill and (B) preserve its present relationship with Persons having business dealings with it or its subsidiaries;

                           (iii) maintain (A) all its assets and properties in
their current condition, ordinary wear and tear excepted and (B) insurance upon all of its assets and properties in such amounts and of such kinds comparable to that in effect on the date of this Agreement; and

                           (iv) maintain its books, accounts and records in the
ordinary course of business consistent with past practices.

                  (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the other party to this Agreement, neither party (including its subsidiaries) shall:

                           (i) declare, set aside, make or pay any dividend or
other distribution in respect of its capital stock or that of a subsidiary or repurchase, redeem or otherwise acquire any outstanding shares its capital stock or other securities of, or other ownership interests in, it or any of its subsidiaries;

                           (ii) transfer, issue, sell or dispose of any shares
of its capital stock or other securities or any of its subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of its capital stock or other securities or any of its subsidiaries;

                           (iii) effect any recapitalization, reclassification,
stock split or like change in its capitalization or any of its subsidiaries;

                           (iv) amend its certificate of incorporation or
by-laws or of any of its subsidiaries;

                           (v) (A) materially increase the annual level of
compensation of any of its employees or those of any subsidiary, (B) increase the annual level of compensation payable or to become payable to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of its directors, officers, employees, agents or representatives or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement);

                           (vi) except for trade payables and for indebtedness
for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                           (vii) subject to any Lien (except for leases that do
not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of its properties or assets (whether tangible or intangible);

                           (viii) acquire any material properties or assets or
sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice;

                           (ix) cancel or compromise any debt or claim or waive
or release any material right except in the ordinary course of business consistent with past practice;

                           (x) introduce any material change with respect to the
operation of its business, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

                           (xi) enter into any transaction or make or enter into
any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice; or

                           (xii) agree to do anything prohibited by this Section
5.2 or anything which would make any of its representations and warranties contained in this Agreement untrue or incorrect in any material respect as of any time through and including the Effective Time.

                  5.3 Liabilities on the Effective Date. On the Effective Date, the Company will have no liabilities of any kind or nature, except as may arise from the contracts set forth on Schedule 3.15, or as may arise from this Agreement.

                  5.4 Funds on Effective Date

                  On the Effective date, the Company shall have cash in the amount of $250,000, which shall be assumed by the Purchaser.

                  5.5 Consents.

                  The Company shall use its best efforts, and the Purchaser shall cooperate with the Company, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

                  5.6 Other Actions.

                  Each of the Company and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

                  5.7 Publicity.

                  Neither the Company nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which the Purchaser lists or intends to list securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.


                  5.8 Delivery of Schedules

                  By June 30, 2000, the Purchaser and the Company shall deliver to each other completed disclosure schedules reasonably acceptable to the other party.

                                   Article VI
                              CONDITIONS TO CLOSING

                  6.1 Conditions Precedent to Obligations of Purchaser.

                  The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Effective Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

                  (a) All representations and warranties of the Company contained herein qualified as to materiality shall be true and correct in all material respects, and the representations and warranties of the Company contained herein not qualified as to materiality shall be true and correct, at and as of the Effective Date with the same effect as though those representations and warranties had been made again at and as of that time (except for those representations and warranties which speak as of a specific date, which shall be true and correct as of such date);

                  (b) the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date;

                  (c) the Purchaser shall have been furnished with certificates (dated the Effective Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Company certifying as to the fulfillment of the conditions specified in Sections 6.1(a) and 6.1(b) hereof;

                  (d) the Company shall have obtained all consents and waivers referred to in Section 5.3 hereof with respect to the transactions contemplated by this Agreement and the Company Documents;

                  (e) there shall not have been or occurred any material adverse change in the business or the management, result of operations, financial condition, operations, prospects or cash flows of the Company ("Material Adverse Change"); and

                  (f) no legal proceedings shall have been instituted or threatened or claim or demand made against the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                  (g) the Company shall have no liabilities of any kind or nature on the Effective Date, except for the contracts set forth on schedule 3.15.


                  6.2 Conditions Precedent to Obligations of the Company.

                  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Effective Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable law):

                  (a) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct in all material respects , and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct, at and as of the Effective Date with the same effect as though those representations and warranties had been made again at and as of that date(except for those representations and warranties which speak as of a specific date, which shall be true and correct as of such date);

                  (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Effective Date;

                  (c) the Company shall have been furnished with certificates (dated the Effective Date and in form and substance reasonably satisfactory to the Company) certifying as to the fulfillment of the conditions specified in Sections 6.2(a) and 6.2(b);

                  (d) the Purchaser shall have obtained all consents and waivers referred to in Section 5.3 hereof with respect to the transactions contemplated by this Agreement and the Purchaser Documents;

                  (e) there shall not have been or occurred any Material Adverse Change;

                  (f) no legal proceedings shall have been instituted or threatened or claim or demand made against the Purchaser or any of its Subsidiaries, seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.


                                  Article VII
                            DOCUMENTS TO BE DELIVERED

                  7.1 Documents to be Delivered by the Company.

                  At the Closing, the Company shall deliver to the Purchaser the following:

                  (a) the certificates referred to in Section 6.1(d) hereof;

                  (b) copies of all consents and waivers referred to in Section 6.1(e) hereof;

                  (c) certificates of good standing with respect to the Company issued by the Secretary of State of its state of incorporation and for each state in which it is qualified to do business as a foreign corporation; and

                  (d) such other documents as the Purchaser shall reasonably request.

                  7.2 Documents to be Delivered by the Purchaser.

                  At the Closing, the Purchaser shall deliver to the Company the following:

                  (a) the certificates referred to in Section 6.2(d) hereof;

                  (b) certificates of good standing with respect to the Purchaser and each Subsidiary issued by the Secretary of State of its state of incorporation and for each state in which it is qualified to do business as a foreign corporation; and


                  (c) such other documents as the Company shall reasonably request.


                                  Article VIII
                                  MISCELLANEOUS

                  8.1 Payment of Sales, Use or Similar Taxes.

                  All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Company.

                  8.2 Expenses.

                  Except as otherwise provided in this Agreement, the Company and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                  8.3 Specific Performance.

                  The Company acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Company under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  8.4 Further Assurances.

                  The Company and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                  8.5 Submission to Jurisdiction; Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Florida over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.8.

                  (c) This Agreement (including the schedules and exhibits hereto) and section 14 of the letter of intent between the Company and the Purchaser represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  8.6 Table of Contents and Headings.

                  The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  8.7 Notices.

                  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Purchaser:

                           Go2pharmacy.com, Inc.
                           6950 Bryan Dairy Road
                           Largo, Florida 33777
                           Attn:  Jugal K. Taneja, Chairman
                           Phone  (727) 544-8866
                           Fax    (727) 544-5726

With copies to:            Gregory Sichenzia, Esq.
                           Sichenzia, Ross & Friedman LLP
                           135 West 50th Street
                           New York, New York 10020
                           Phone  (212) 664-1200
                           Fax    (212) 664-7329

If to the Company:         Go2pharmacy.com, Inc.
                           7227 Clint Moore Road
                           Boca Raton, Florida 33496
                           Attn:  Joseph Zappala
                           Phone (212) 563-5570
                           Fax   (212) 828-0036

With copies to:            Tami L. Bogutz, Esq.
                           Cozen & O'Connor

                           1900 Market Street
                           Philadelphia, Pennsylvania 19103
                           Phone (212) 665-4149
                           Fax   (215) 701-2100



                  8.8 Severability.

                  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  8.9 Binding Effect; Assignment.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

                                              GO2PHARMACY.COM, INC. (Florida)


                                               /s/ JUGAL K. TANEJA
                                              --------------------
                                              Jugal K. Taneja,
                                              Chairman

                                              GO2PHARMACY.COM, INC.(Delaware)


                                              /s/ JOSEPH ZAPPALA
                                              ------------------
                                              Joseph Zappala,
                                              President


Solely with respect to Article IV:

DYNAMIC HEALTH PRODCUTS, INC.(Florida)



/s/ JUGAL K. TANEJA
-------------------
Jugal K. Taneja,
Chairman